Exhibit 10.1

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AMENDED AND RESTATED OPTION

AGREEMENT

(Swordfish Property, Winnemucca, Nevada)

THIS AGREEMENT dated for reference September 14, 2012, as last amended and restated on July 30, 2014

BETWEEN:

AHL HOLDINGS LTD., a corporation duly incorporated pursuant to the laws of Nevada and having an office at 14309 Magdalen Avenue, White Rock, British Columbia V4B 2X1 (the “Optionor USA”)

and

GOLDEN SANDS EXPLORATION INC., a corporation duly incorporated pursuant to the laws of British Columbia and having an office at 14309 Magdalen Avenue, White Rock, British Columbia V4B 2X1 (the “Optionor Canada”)

(Optionor USA and Optionor Canada are together called the “Optionors")

OF THE FIRST PART

AND:

NORTHERN MINERALS & EXPLORATION LTD., a corporation duly incorporated pursuant to the laws of Nevada and having an office at 1301 Avenue M, Cisco, Texas 76437

(hereinafter called the "Optionee")

OF THE SECOND PART

WHEREAS:

A.	The Optionor USA is the sole registered owner and the Optionor Canada is the sole beneficial own of 100% of the right, title and interest in and to the mining claims which are situated in Nevada, USA and which are more particularly described in Schedule A, subject to the Underlying Royalty;

B.	The Optionors and the Optionee entered into an option agreement dated September 14, 2012 (the “Original Option Agreement”);

C.	The Original Option Agreement was amended and restated on November 15, 2012 (the “Amended and Restated Option Agreement dated November 15, 2012”);

D.	The Amended and Restated Option Agreement dated November 15, 2012 was further amended and restated on February 1, 2013 (the “Amended and Restated Option Agreement dated February 1, 2013”);

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E.	The Amended and Restated Option Agreement dated February 1, 2013 was further amended and restated on August 26, 2013 (the “Amended and Restated Option Agreement dated August 26, 2013”);

F.	In August 2013 the Optionee changed its name from “Punchline Resources Ltd.” to “Northern Minerals & Exploration Ltd”;

G.	The Optionee has requested that the Original Option Agreement, as amended, be further amended; and

H.	The parties would like to enter into this Agreement to amend and restate the terms of the option agreement between them.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Agreement:

(a)	“Abandoned Property” has that meaning ascribed to it in Section 14.1;

(b)	“Acquiring Party” has that meaning ascribed to it in Section 12.1;

(c)	“Additional Property” has that meaning ascribed to it in Sections 12.2 and 12.3;

(d)	“Advance Royalty Payments” has that meaning ascribed to it in Section 15.3;

(e)	“Affiliate” is to be given a broad interpretation and includes any person that directly, or through one or more intermediaries, controls or is controlled by, or is under common control with either of the parties or acting jointly or in concert with either of the parties (regardless of whether such person is a subsidiary or a parent, or whether it is subject to such direction or control prior to, on the date of this Agreement or after the date of this Agreement);

(f)	“this Agreement” means this Amended and Restated Option Agreement;

(g)	“Amended and Restated Option Agreement dated November 15, 2012” has that meaning ascribed to it in Recital C;

(h)	“Amended and Restated Option Agreement dated February 1, 2013” has that meaning ascribed to it in Recital D;

(i)	“Amended and Restated Option Agreement dated August 26, 2013” has that meaning ascribed to it in Recital E;

(j)	“Amended and Restated Supplemental Agreement” means that agreement dated September 28, 2012, as amended orally on November 14, 2012 between the Optionors and the Optionee and which relates to this Agreement;

(k)	“Arbitrator” has that meaning ascribed to it in Section 20.1;

(l)	“Arbitration Matter” has that meaning ascribed to it in Section 20.2;

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(m)	“Area of Interest” has that meaning ascribed to it in Section 12.1;

(n)	“Area of Interest Option” has that meaning ascribed to it in Section 12.1;

(o)	“BCICAC” has that meaning ascribed to it in Section 20.1;

(p)	“Business Day” means any day other than Saturdays, Sundays and statutory holidays in the Province of British Columbia, whether they be federal or provincial statutory holidays;

(q)	“cash” means payment by way by wire transfer to the legal counsel for the Optionor Canada;

(r)	“Claims” means the mining claims set out in Schedule “A”;

(s)	“control” for the purposes of the definition of “Affiliate”, control shall include the voting control, directly or indirectly of 20% of the voting shares of the entity;

(t)	“Cumulative Exploration Expense” means the sum of:

(i)	the Exploration Expense incurred in the pertinent period; and

(ii)	all other Exploration Expense previously incurred under this Agreement;

(u)	“Defaulting Party” has that meaning set out in Section 23.1;

(v)	“Discounted Market Price” means:

(i)	If the Optionee is not listed on a Stock Exchange at the time of the proposed issuance of Shares to the Optionor Canada, then 75% of the last closing price on the pertinent date; and

(ii)	If the Optionee is listed on a Stock Exchange at the time of the proposed issuance of Shares to the Optionor Canada, then the lowest price allowed by the policies of such Stock Exchange;

(w)	"Dollars ($)" means legal currency of the United States;

(x)	“Elected Portion of the Mining Tenure” has that meaning ascribed to it in Sections 12.2 and 12.3;

(y)	“Environmental Laws” means Laws aimed at reclamation or restoration of the Property; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes;

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(z)	“Environmental Liabilities” means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including, without limitation, attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted against either party to this Agreement, by any person or entity other than the other party to this Agreement, alleging liability (including, without limitation, liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from: (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Property and/or emanating or migrating and/or threatening to emanate or migrate from the Property to off-site properties; (ii) physical disturbance of the environment; or (iii) the violation or alleged violation of any Environmental Laws;

(aa)	“Exchange” means the Over-The-Counter Bulletin Board;

(bb)	“Exploration Expense” means the sum of all monies spent in prospecting, exploring, geological or geophysical surveying, sampling, examining, diamond and other types of drilling, developing, dewatering, assaying, testing, constructing, maintaining and operating roads, trails and bridges upon or across the Property, buildings, equipment, plant and supplies, salaries and wages (including fringe benefits) of employees and contractors directly engaged therein, insurance premiums, and all other expenses ordinarily incurred in prospecting, exploring and developing mineral exploration and mining lands, but not including legal or accounting costs and not including the cost of any buildings, equipment, plant and supplies that the Optionee has removed or will remove from the Property;

(cc)	“Exploration Expense Report” means a report prepared by the Optionee in accordance with generally accepted accounting principles, fully disclosing in appropriate categories, all types of expenses being Exploration Expenses incurred by the Optionee during the periods ended on the dates as set out in this Agreement with the amounts separated into four fiscal quarters and reported on by the auditors of the Optionee that in their opinion the Exploration Expense Report presents fairly, in all material respects the Exploration Expense incurred by the Optionee in the 12 month periods ended on the dates as set out in this Agreement;

(dd)	“Feasibility Report” means a comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production upon which any reasonable financial institution will lend funds in an amount sufficient to fully the operation of the mining anticipated in the study;

(ee)	“Finder’s Fee” has that meaning ascribed to it in Section 12.4;

(ff)	“firm commitment” means an obligation of the Optionee that is unconditional, not optional and is to be unaffected by the termination of the Option and is deemed to include any of those things set out in Section 9.2(b);

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(gg)	“incur” with respect to an expense means that an expense is not only incurred but paid for in full;

(hh)	“Intervening Event” has that meaning ascribed to it in Section 16.1;

(ii)	“Introduced Property” has that meaning ascribed to it in Section 12.4;

(jj)	“Joint Venture” has that meaning ascribed to it in Section 7.1;

(kk)	“Joint Venture Agreement” has that meaning ascribed to it in Section 7.1;

(ll)	“Joint Venture Commencement Date” has that meaning ascribed to it in Section 7.1;

(mm)	“Last Day of Termination Notice Period” has that meaning ascribed to it in Section 9.3;

(nn)	“Laws” means applicable laws (whether criminal, civil or administrative) including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines, and general principles of common and civil law and equity, binding on or affecting a person or the Property referred to in the context in which the word is used;

(oo)	“Mining Tenure” has that meaning ascribed to it in Section 12.1;

(pp)	“Notice of Exercise of Option & Compliance Certificate” means a written document signed by each of the Chief Executive Officer and the Chief Financial Officer of the Optionee stating that the Option has been exercised in full compliance with the terms of this Agreement and certifying that the Optionee is not in breach of any term of this Agreement;

(qq)	“Option” has that meaning ascribed to it in Section 4.1;

(rr)	“Optionee” means Northern Minerals & Exploration Ltd. (formerly named ”Punchline Resources Ltd.);

(ss)	“Optionor Canada” has that meaning set out on the top of page 1;

(tt)	“Optionor USA” has that meaning set out in the top of page 1;

(uu)	“Optionors” means AHL Holdings Ltd. and Golden Sands Exploration Inc., together;

(vv)	“Optionors’ Service Providers” has that meaning set out in Section 11.3(w);

(ww)	“Original Option Agreement” has that meaning ascribed to it in Recital B;

(xx)	“Original Supplemental Agreement” means the agreement dated September 28, 2012 between the parties to this Agreement which related to the Original Option Agreement;

(yy)	“Other Party” for the purposes of Section 12.1 the Optionor USA and the Optionor Canada are to be considered one party;

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(zz)	“Property” means:

(i)	the Claims; and

(ii)	any Additional Property; and

(iii)	any Mining Tenure covering any portion of the ground covered by the Property which may have been acquired by the Optionee or its successors, assigns or associates following such Mining Tenure having been previously abandoned under the terms of this Agreement;

and, for further certainty, the Property as of the date of this Agreement, is the Claims;

(aaa)	“Royalty" means the 3% net smelter returns royalty, to be paid by the Optionee to the Royalty Holder pursuant to Section 15.1 and in accordance with the terms set out in Schedule “B”;

(bbb)	“Royalty Holder” means AHL Holdings Ltd.;

(ccc)	“Royalty Purchase Right” has that meaning ascribed to it in Section 15.5;

(ddd)	“Semi-Carried Financing” has that meaning ascribed to it in Section 6 of Schedule “C”;

(eee)	"Shares" means fully paid and non-assessable shares in the capital stock of the Optionee as presently constituted and free and clear of all liens, charges and other encumbrances whatsoever, other than the re-sale and legend requirements of the Exchange and applicable securities laws;

(fff)	“Technical Report” means a report drafted in compliance with National Instrument 43101 Standards of Disclosure for Mineral Properties and Form 43-101 Technical Report, as further defined in Section 1.1 of National Instrument 43-101 Standards of Disclosure for Mineral Properties;

(ggg)	“Transferee” has that meaning ascribed to it in Section 13.1;

(hhh)	“Transfer Request” has that meaning ascribed to it in Section 14.1;

(iii)	“Underlying Royalty” means the royalty to be paid to the Underlying Royalty Holder; and

(jjj)	“Underlying Royalty Holder” means Golden Arc Mining & Refining Inc., whose address and other contact information will be provided by the Optionors to the Optionee as soon as reasonably possible following the signing of this Agreement.

2.	REPRESENTATIONS, WARRANTIES OF THE OPTIONEE

2.1	The Optionee represents and warrants to the Optionors that:

(a)	it is a corporation duly incorporated on December 11, 2006 and validly subsisting under the laws of Nevada and is in good standing with respect to filing annual reports;

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(b)	it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)	neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which the Optionee is a party;

(d)	the execution and delivery of this Agreement and the agreements, deeds and other documents contemplated hereby will not violate or result in the breach of laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(e)	the execution of this Agreement has been approved by the Board of Directors of the Optionee;

(f)	the shares of the Optionee are listed on the Exchange and no other stock exchange or posted on any other electronic system for transfer;

(g)	the Optionee is not in breach of any policy of the Exchange;

(h)	the Optionee is not in breach of any securities laws, including the securities laws of the United States of America or of Canada;

(i)	the Optionee is not a reporting issuer in any jurisdiction of Canada;

(j)	the Optionee is a reporting issuer in the United States;

(k)	as a result of the number of shareholders in the Optionee, the Optionee has the right under applicable United States securities laws to terminate its reporting issuer status in the United States;

(l)	the Optionee is not and has not been since August 1, 2013 a company commonly known as a “shell company” and more particularly, a company described in Rule 144(i)(1) of Regulation D promulgated under the United States Securities Act of 1933 and the Optionee has filed that information required pursuant to Rule 144(i)(2);

(m)	the Optionee has made all required filings in EDGAR.com;

(n)	the filings in EDGAR.com made by the Optionee are correct in all material respects;

(o)	the trading in the shares of the Optionee is not subject to:

(i)	a halt trade order;

(ii)	a stop trade order;

(iii)	a suspension;

(iv)	a cease trade order; or

(v)	any other similar order or restriction;

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(p)	to its best knowledge, neither it nor any of its directors and officers is subject to an investigation by either of the Exchange or any securities commission of any country; and

(q)	the Optionee is authorized to carry-out business in the State of Nevada.

2.2	To the best of the Optionee’s knowledge the representations and warranties set out in Section 2.1 are accurate and true in all material respects and the representations and warranties do not fail to set out a fact, the omission of which would make any of the representations and warranties misleading or inaccurate any material respect.

2.3	The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Property by the Optionee and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained in this Agreement.

3.	REPRESENTATIONS, WARRANTIES OF THE OPTIONORS

3.1	The Optionors represent and warrant to the Optionee:

(a)	the Claims have been duly and validly issued and are accurately described in Schedule "A";

(b)	the Optionor USA is the sole registered owner of the Claims;

(c)	the Optionor Canada is the sole beneficial owner of the Claims;

(d)	the Claims are presently in good standing under the laws of the jurisdiction in which they are located and are free and clear of all liens, charges and encumbrances, except for the Royalty and Underlying Royalty;

(e)	subject to the interest of the Underlying Royalty Holder in the Underlying Royalty, the Optionors have the exclusive right to enter into this Agreement and all necessary authority to dispose of a 80% interest in and to the Claims in accordance with the terms of this Agreement;

(f)	subject to the interest of the Underlying Royalty Holder in the Underlying Royalty, no person, firm or corporation has any proprietary or possessory interest in the Claims other than the Optionors;

(g)	there are no outstanding agreements or options to acquire or purchase the Claims or any interest in the Claims or any portion thereof;

(h)	to the knowledge of the Optionors, no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Claims, except for the Underlying Royalty to the paid to the Underlying Royalty Holder;

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(i)	the Optionors are not aware of any demand, claims or notices from any level of government, including, but not restricted, municipal, provincial or federal relating to environmental issues relating to the Claims;

(j)	to the best knowledge of the Optionors, there are no Environmental Liabilities;

(k)	to the best knowledge of the Optionors, the Optionors are not in breach of any Environmental Laws;

(l)	neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which either of the Optionors is a party or by which it is bound; and

(m)	the execution and delivery of this Agreement and the agreements, deeds and other documents contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto.

3.2	To the best of the Optionors’ knowledge the representations and warranties set out in Section 3.1 are accurate and true in all material respects and the representations and warranties do not fail to set out a fact, the omission of which would make any of the representations and warranties misleading or inaccurate any material respect.

3.3	The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in the Property by the Optionee and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained in this Agreement.

4.	GRANT OF OPTION

4.1	In consideration for the payment of $50,000 paid by the Optionee to the Optionor Canada, the Optionors hereby grant to the Optionee the exclusive option (the “Option”) to acquire an undivided 80% percent legal and beneficial interest in the Property free and clear of all liens, charges and claims of others except for the Underlying Royalty and the Royalty.

5.	REQUIREMENTS IN ORDER TO EXERCISE THE OPTION

5.1	In order to exercise the Option, the Optionee must not be in breach of any term of this Agreement and must do all of the following:

(a)	pay to the Optionor Canada $1,755,000 in aggregate, payable to the Optionor Canada as follows:

(i)	on signing of the Original Option Agreement, $50,000 (the Optionors acknowledge that this was paid);

(ii)	a further $25,000 ($5,000 of which is a penalty), by November 15, 2012 (the Optionors acknowledge this was paid);

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(iii)	a further $10,000 (which is a penalty), by the signing of the February 1, 2013 Amended and Restated Option Agreement; (the Optionors acknowledge this was paid)

(iv)	a further $30,000 by April 17, 2013 (the Optionors acknowledge this was paid);

(v)	a further $20,000 by the date of the signing of the Amended and Restated Option Agreement dated August 26, 2013 (the Optionors acknowledge this was paid):

(vi)	a further $20,000, by January 31, 2015;

(vii)	a further $50,000 by December 31, 2015;

(viii)	a further $150,000; by December 31, 2016;

(ix)	a further $400,000, by December 31, 2017; and

(x)	a further $1,000,000 by December 31, 2018;

(b)	issue and deliver 100,000 Shares to the Underlying Royalty Holder by September 30, 2012 and deliver to the Optionors by 4 PM Vancouver Time on September 30, 2012 written confirmation of such delivery (the Optionors acknowledge that this was done);

(c)	issue and deliver Shares to the Optionor Canada as follows:

(i)	1,250,000 Shares on signing this Agreement (250,000 of which is a penalty payment);

(ii)	500,000 Shares by August 31, 2015;

(iii)	500,000 Shares by December 31, 2015; and

(iv)	500,000 Shares by December 31, 2016;

(d)	incur Exploration Expense of at least $4,000,000 as follows:

(i)	incur Exploration Expense of at least $250,000 by December 31, 2015 ($150,000 of which is a firm commitment – the Optionors acknowledge that as of the date of this Agreement, the Exploration Expense totals $20,000);

(ii)	incur Cumulative Exploration Expense of at least $1,000,000 by December 31, 2016; and

(iii)	incur Cumulative Exploration Expense of at least $2,000,000 by December 31, 2017; and

(iv)	incur Cumulative Exploration Expense of at least $4,000,000 by December 31, 2018;

(e)	pay the Advance Royalty Payments in accordance with the terms of this Agreement;

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(f)	do and pay for all things necessary in order for the drafting of a Feasibility Report and have drafted and pay for a Feasibility Report pertaining to the Property, authored by Qualified Persons, reasonably acceptable to the Optionors and deliver a copy of that Feasibility Report to the Optionors, all by December 31, 2019;

(g)	keep the Property in good standing during the term of the Option and that the time of the exercise of the Option have the Property in good standing for at least 12 months following the date of the exercise of the Option; and

(h)	deliver to the Optionors a Notice of Exercise of Option & Compliance Certificate by December 31, 2019.

5.2	At the sole election of the Optionor Canada made from time to time, each of such elections to be made at least 10 Business Days prior to the dates set out in Section 5.1(a), the Optionee, instead of paying any of the amounts set out in Section 5.1(a) in cash, will instead pay such elected payment set out in Section 5.1(a) by issuing and delivering to the Optionor Canada, Shares at the deemed price being equal to no greater than the Discounted Market Price as of the date being 10 Business Days prior to the dates set out in Section 5.1(a), and such Shares will be delivered to the Optionor Canada by the dates set out in Section 5.1(a).

5.3	In the event that the Optionee fails to incur Exploration Expense in accordance with Section 5.1(d), the Optionee may make payment in cash to the Optionor Canada in the amount of deficiency of such required Exploration Expense not later the relevant date set out in Section 5.1(d), in which case the Optionee will be deemed to have incurred the required Exploration Expense within the required period.

5.4	Notwithstanding any term of this Agreement, the Optionee may, at its sole option, pay any money amount, issue and deliver any Shares, incur Exploration Expense and do such other things set out in Section 5.1 prior to the dates set out in Section 5.1.

5.5	In the event that the Option is not exercised in strict compliance with the terms of Section 5, the Option will terminate and be of no further force or effect.

6.	TRANSFER OF TITLE

6.1	Following both (a) the exercise of the Option and (b) the provision of the Semi-Carried Financing in compliance with Section 7.4, the Optionors will deliver to the Optionee a duly executed transfer in registrable form of a 80% right, title and interest in and to the Property in favour of the Optionee, which transfer the Optionee will be entitled to register against title to the Property.

7.	COMMENCEMENT OF JOINT VENTURE UPON EXERCISE OF OPTION

7.1	On the day (the “Joint Venture Commencement Date”) being later of (a) the date that the Option is exercised and (b) the date that the Optionee has provided the Semi-Carried Financing in accordance with Section 7.4, the Optionee and the Optionors will be deemed to join in a joint venture operation (the “Joint Venture”). The Joint Venture shall be conducted in accordance with a written agreement (the “Joint Venture Agreement”), the material terms of which are set out in the attached Schedule “C”.

7.2	The Optionors and the Optionee will use their best efforts to negotiate the terms of the Joint Venture Agreement and then will execute the form of Joint Venture Agreement.

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7.3	If the parties do not agree on the terms of the Joint Venture Agreement, then the Optionors and the Optionee will enter into arbitration pursuant to Section 20 and the Arbitrator will determine the terms of the Joint Venture Agreement.

7.4	Within six months of the date of the exercise of the Option, the Optionee will provide the Semi- Carried Financing, failing which the Option will be deemed to have not been exercised and Optionee will forfeit all of its interest the Property to the Optionors and the Optionee will immediately do all those things required to effect a transfer of the Property to the Optionors, free and clear of all liens, charges and encumbrances of any kind whatsoever.

7.5	During the six month period from the date of the exercise of the Option, the Optionee will not transfer assign or otherwise alienate or agree to transfer, assign or otherwise alienate any of its interest in the Property, except to the Optionors.

8.	RIGHT OF ENTRY

8.1	The Optionee, its employees, agents and independent contractors, will during the term of the Option, have the sole and exclusive right to:

(a)	enter upon the Property;

(b)	have exclusive and quiet possession thereof;

(c)	do such prospecting, exploration, development or other mining work thereon and thereunder as Optionee in its sole discretion may consider advisable;

(d)	bring and erect upon the Property such equipment and facilities as Optionee may consider advisable; and

(e)	remove therefrom and dispose of reasonable quantities of ores, minerals, and metals for the purposes of obtaining assays or making other tests, but not including any bulk sampling.

9.	TERMINATION OF OPTION

9.1	In the event that the Option is not exercised strictly in accordance with the terms set out herein, then the Option will immediately terminate and be of no further force or effect.

9.2	Notwithstanding termination of the Option:

(a)	the termination of the Option will not reduce or eliminate any obligations of the Optionee under this Agreement; and

(b)	any requirement set out in Section 5.1 which would need to be completed in order for the Option to otherwise have remained in good standing for a period up to 90 days after the termination of the Option will be deemed to be a firm commitment and will need to be completed or performed by the Optionee notwithstanding the prior termination of the Option.

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9.3	The Optionee may terminate the Option provided that the Optionee first provides the Optionors 90 days written notice of such intention and in the event that the Optionee at that time has not completed any such item listed in Section 5.1 which would need to be completed in order for the Option to otherwise remain in good standing up to the last day of the 90 day notice period (the “Last Day of Termination Notice Period”), then:

(a)	the Optionee will complete such item by not later than the 10th day following the Last Day of Termination Notice Period; and

(b)	the Option will nonetheless terminate on the Last Day of Termination Notice Period and the Option will not be reinstated by the completion of such item.

9.4	The provision by the Optionee of notice under Section 9.2 will not reduce or eliminate the obligations of the Optionee under this Agreement.

10.	COVENANTS OF THE OPTIONORS

10.1	The Optionors will:

(a)	at the signing of the Original Option Agreement and then from time to time, upon written demand of the Optionee make available to Optionee and its representatives all records and files in the possession or control of the Optionors relating to the Property and permit Optionee and its representatives at its own expense to take abstracts therefrom and make copies thereof (the Optionee acknowledges it received from the Optionors shortly following the signing of the Original Option Agreement a flash drive containing various data relating to the Property); and

(b)	promptly provide Optionee with any and all notices and correspondence received by the Optionors from government agencies in respect of the Property.

11.	COVENANTS OF OPTIONEE

11.1	At the signing of this Agreement or as soon as possible thereafter, the Optionee will provide the Optionors a Quitclaim Deed and a Declaration of Value, in forms reasonably acceptable to the Optionors, which are to be held in trust by the lawyers for the Optionors, on commercially reasonable terms reasonably acceptable to the Optionee, and released as follows:

(a)	to the Optionors in the event that the Option is terminated, in which case the Optionors may record the documents against the title to the Property; and

(b)	to the Optionee upon the exercise of the Option.

11.2	Further, this Agreement provides for the possibility of additional mining claims becoming subject to the Option in this Agreement and also the right of the Optionee to abandon some mining claims subject to the Option, in certain circumstances. As a result, the list of mining claims, at any time in the future, may be different from the list of mining claims as of the date of this Agreement. Therefore, the Optionee agrees that should the list of mining claims vary from the list of mining claims presently set out in this Agreement (which is also the same list in the current Quitclaim Deed), then as soon as the list of mining claims changes, the Optionee will complete and have duly executed a further Quitclaim Deed and a further Declaration of Value and will immediately deliver that Quitclaim Deed and Declaration of Value to the lawyers for the Optionors to be held in trust pursuant to Section 11.1 and the Optionors will cause the previous unused Quitclaim Deed and Declaration of Value to be marked as void and then will deliver the voided Quitclaim Deed and Declaration of Value to the lawyers for the Optionee.

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11.3	Following the signing of this Agreement, the Optionee will:

(a)	in addition to and not in substitution for the obligations to keep the Property in good standing as set forth elsewhere in this Agreement, keep the Property in good standing for a period of one year following the date of the termination or exercise of the Option;

(b)	keep the Property free and clear of all liens, charges and encumbrances arising from its operations hereunder during the term of the Option and then for a period of six years following the date of the termination or exercise of the Option;

(c)	in the event that the laws in the State of Nevada or the federal laws of the United States of America allow or require the filing of assessment reports, then from time to time, file all exploration work as assessment work against the Property to the maximum allowable extent;

(d)	subject to Section 11.3(c), the Optionee will file, as assessment work against each of the mining claims then forming the Property, all exploration expenses to the maximum amount allowable and will use its best efforts to ensure that the applicable government authority accepts all of those expenditures as assessment and the Optionee will ensure that the assessment work is credited to each of the mining claims then forming the Property;

(e)	permit the Optionors, or their representatives duly authorized by it in writing, at its own risk and expense, access to the Property at all reasonable times;

(f)	permit the Optionors, or their representatives duly authorized by it in writing, access to all records pertaining to the Property, including those prepared by the Optionee and those prepared by other people both before and after the date of this Agreement, in respect to the Property (or any Mining Tenure whether it is partially or wholly in the Area of Interest regardless of whether the Area of Interest Option was exercised) or work done on or with respect to the Property (or any Mining Tenure whether it is partially or wholly in the Area of Interest regardless of whether the Area of Interest Option was exercised), including, but not restricted to, all drill core, assay pulps, maps, drilling logs, assay results and other technical data acquired by the Optionee or compiled by or on behalf of the Optionee with respect to the Property (or any Mining Tenure, whether it is partially or wholly in the Area of Interest Additional Property regardless of whether the Area of Interest Option was exercised), including any interpretive data or conclusions and copies of all books, accounts and records of operations conducted by or on behalf of the Optionee on the Property (or any Mining Tenure whether it is partially or wholly in the Area of Interest regardless of whether the Area of Interest Option was exercised) or by others on the Property (or any Mining Tenure whether it is partially or wholly in the Area of Interest regardless of whether the Area of Interest Option was exercised);

(g)	without demand from the Optionors, deliver to the Optionors, as soon as possible after receipt by the Optionee thereof, all documents referred to in Section 11.3(f);

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(h)	conduct all work on or with respect to the Property in a careful and minerlike manner and in compliance with all applicable Federal, Provincial and local laws, rules, orders and regulations;

(i)	not breach any Environmental Laws;

(j)	not do anything to incur Environmental Liabilities;

(k)	indemnify and hold the Optionors harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that result from a breach of any term of this Agreement or may be incurred in advising with respect to and/or defending any claim that may be made against the Optionors, to which the Optionors may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, (i) any taxes, fees or other amounts owing to any governmental agency in respect of the Property and (ii) any work conducted on the Property by the Optionee or its employees, contractors or agents and including, but not restricted to, any breach or alleged breach of any Environmental Laws;

(l)	deliver to the Optionors Technical Reports as follows:

(i)	by April 30, 2016 for the period ended December 31, 2015; and

(ii)	by April 30 of each successive year during the term of the Option for the period ended the previous December 31;

(m)	in the event that the Option is terminated, then within 45 days of such termination, the Optionee, at is sole cost, will have prepared and will deliver to the Optionors a Technical Report addressed to the Optionors with an effective date of not earlier than the date of such termination;

(n)	deliver to the Optionors Exploration Expense Reports as follows:

(i)	by April 30, 2015 for the period ended December 31, 2014 and by April 30 of each successive year during the term of the Option for the period ended the previous December 31 not previously reported upon; and

(ii)	within 60 days of the termination of the Option for the period up to the termination of the Option;

(o)	in the event that the Option is terminated, then for a period of one year from such termination, the Optionee, at its sole cost will permit the Optionors, or their representatives duly authorized by it in writing, access to all records listed in Section 11.3(f);

(p)	in the event that the Option is terminated, at the sole option of the Optionors the Optionee will remove within six months of such termination at its sole cost all equipment, buildings, structures, facilities and all other things brought onto the Property by the Optionee or its agents, failing which the Optionors may elect to either (i) remove such things at the sole cost of the Optionee, or (ii) retain such things on the Property in which case the Optionee’s right, title and interest in those things will be automatically transferred to the Optionors at no expense to the Optionors;

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(q)	in the event that the Option is terminated, then within 15 days of such termination, the Optionee, at its sole cost, will deliver to the Optionors all those materials listed in Section 11.3(f); and the Optionee will have no further right to or interest in those materials;

(r)	make all filings and disclosures as required and within the time periods specified under all applicable securities legislation with respect to the issuance of any Shares under this Agreement;

(s)	from time to time, do all things required to ensure that the Optionee is authorized to carry on business in the State of Nevada;

(t)	upon oral or written request from the Underlying Royalty Holder or Optionor and subject to all applicable securities Laws, at the Optionee’s sole cost, immediately do all such things as may be necessary in order to remove any restrictive legend all share certificates representing any Shares issued under this Agreement.;

(u)	ensure that at no time the trading in the shares of the Optionee become subject to:

(i)	a halt trade order;

(ii)	a stop trade order;

(iii)	a suspension;

(iv)	a cease trade order; or

(v)	any other similar order or restriction; and

(v)	provided that the Optionee first agrees in writing to pay the Optionors their reasonable fees and out-of-pocket expenses, the Optionee may, from time to time, request assistance from the Optionors and the Optionors may, but are not obligated to, elect to provide such assistance;

(w)	in the event that the Optionors have previously introduced to the Optionee or in the event that following the signing of this Agreement the Optionors introduce to the Optionee any personnel or consultants, including, but not restricted to, persons providing technical or geological services (together the “Optionors’ Service Providers”):

(i)	the Optionee will ensure that all agreements with the Optionors’ Service Providers are reduced to writing and contain the requirement set out in Section 11.3(w)(ii) of this Agreement; and

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(ii)	upon the Option having terminated or upon the Optionee being in breach of any term of this Agreement (which breach has not been rectified in accordance with Section 23 of the Agreement):

A.	the Optionee will terminate the term of all agreements with the Optionors’ Service Providers;

B.	the Optionee will pay in full all amounts then owed to the Optionors’ Service Providers;

C.	the Optionors will be free to deal with the Optionors’ Service Providers; and

D.	the Optionee will not interfere with or hinder the Optionors’ Service Providers; and

E.	the Optionee will not enter into any further agreements that the Optionors’ Service Providers for their services;

(x)	in the event that the Optionee does not renew all of the mining claims forming the Property at least 60 days prior the scheduled expiry date of such mining claims, pay the Optionors in full, within 10 days of receipt of an invoice from the Optionors setting out the commercially reasonable costs incurred by the Optionors in ensuring that the mining claims are renewed, it being agreed that there is no obligation upon the Optionors to renew the mining claims and such obligations always remains with the Optionee; and

(y)	maintain during the currency of the Option and for a period of two years thereafter its reporting issuer status under the United States Securities Exchange Act of 1934 and, without restricting the foregoing, it will continue to file in a timely manner all materials required to be filed under all applicable United States securities laws, including the Securities Exchange Act of 1934.

12.	OTHER ACQUISITIONS – AREA OF INTEREST

12.1	If any party (the “Acquiring Party”) acquires any claims, patented or unpatented, or a part of any claim, whether patented or non-patented, or any interest in any claim, whether patented or un-patented or any mineral or surface right or royalty or an interest in any mineral or surface right or royalty or any other rights to explore for or extract minerals (together a “Mining Tenure”), either from a government body or a third party, which Mining Tenure lies partially or wholly within three miles of the outer boundary of the Property (as the boundary may be located from time to time) (the “Area of Interest”), then the Acquiring Party must offer such Mining Tenure to the Other Party to become part of the Property and to become subject to the terms of the Option (the “Area of Interest Option”).

12.2	If the Optionee elects to include either only a partial interest or a full interest in the Mining Tenure (the “Elected Portion of the Mining Tenure”) of the Optionors to become part of the Property and to become subject to the terms of the Option, then the Optionee will reimburse the Optionors for their acquisition expense of such Elected Portion of the Mining Tenure and upon payment to the Optionors the Elected Portion of the Mining Tenure (the “Additional Property”) will become part of the Property and subject to the terms of the Option regardless of whether only a portion of the Mining Tenure lies within the Area of Interest.

12.3	If the Optionors elect to include either only a partial interest or a full interest in the Mining Tenure (the “Elected Portion of the Mining Tenure”) of the Optionee to become part of the Property and to become subject to the terms of the Option, then the Optionors need not reimburse the Optionee for its acquisition expense of such Elected Portion of the Mining Tenure and upon such election, the Elected Portion of the Mining Tenure (also the “Additional Property”) will become part of the Property and subject to the terms of the Option regardless of whether only a portion of the Mining Tenure lies within the Area of Interest.

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12.4	In the event that either (a) the Optionors or (b) any of the Optionors’ Service Providers introduce any property (the “Introduced Property”) to the Optionee or any Affiliate of the Optionee (other than being in the Area of Interest), then the Optionee will pay the Optionors a finder’s fee (the “Finder’s Fee”) of:

(a)	8% of the purchase price actually paid, but reduced to money terms, of the Introduced Property, such payment to be made at the time that the Optionee or an Affiliate of the Optionee acquires an interest in the Introduced Property and should the Optionee or the Affiliate of the Optionee acquire interests in the Introduced Property at more than one time, then payment shall be made at each time of the acquisition of such interest;

(b)	a 2% net smelter returns royalty, of which the Optionee may purchase one of those two percentages for $1,000,000, at any time up to the time of the date of the delivery of the Feasibility Report to the Optionors hereunder; and

(c)	in the event that the Optionors or the Optionee wish the agreement concerning the Finder’s Fee to be put into a more formal agreement, then the parties will use their best efforts to negotiate and enter into such more formal agreements which agreement will contain the terms as contained in Section 12.4 (a) & (b).

13.	DISPOSITION OF PROPERTY

13.1	The Optionee may at any time sell, transfer, assign or otherwise dispose of all or any portion of its interest in the Property and this Agreement provided that, the Optionee has first obtained the consent in writing of the Optionors, such consent may be unreasonably withheld and further provided that any purchaser, transferee, assignee or other acquirer (together the “Transferee”) of any such interest will have first delivered to the Optionors its agreement related to this Agreement and to the Property, containing:

(a)	a covenant with the Optionee and the Optionors by such Transferee to perform all the obligations of the Optionee to be performed under this Agreement; and

(b)	a provision subjecting any further sale, transfer, assignment or other disposition of such interest in the Property and this Agreement or any portion thereof to the restrictions contained in this Section 13.1.

13.2	The provisions of Section 13.1 will not prevent either party from entering into an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

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14.	ABANDONMENT OF PROPERTY

14.1	Subject to Section 14.2, should the Optionee, in its sole discretion, determine that some but not all of the Property no longer warrant further exploration and development or for any such other reason that the Optionee determines that it no longer want to further explore and develop some but not all of the Property (the “Abandoned Property”), then the Optionee may abandon such Abandoned Property, so long as the Optionee provides the Optionors with at least 60 day’s notice of its intention to so abandon such property and, if the Optionors then provides within 20 days of the receipt of the notice from the Optionee, a written request that the Optionee transfer such Abandoned Property to the Optionors (the “Transfer Request”), then the Optionee shall forthwith provide a recordable transfer of such Abandoned Property to the Optionors.

14.2	In the event that the Optionors provide the Transfer Request, the Optionee shall:

(a)	ensure that the Abandoned Property is unencumbered and in good standing for a period of at least one year from the date of the provision of the recordable transfer referred to in Section 14.1 to the Optionors;

(b)	pay all taxes and assessments required to maintain the Abandoned Property in good standing for a period of at least one year from the date of the provision of the recordable transfer of such Abandoned Property to the Optionors; and

(c)	ensure there are no Environmental Liabilities relating to the Abandoned Property.

14.3	Subject to Section 11.3(a), (b), (c) and (d) and Section 14.2, upon the Abandoned Property being either:

(a)	abandoned in accordance with Section 14.1, or

(b)	returned to the Optionors in accordance with Section 14.2,

then the Optionee’s obligations under this Agreement relating to the Abandoned Property shall immediately terminate without adversely affecting any of the rights of the Optionee under this Agreement to balance of the Property.

15.	ROYALTY AND ADVANCE ROYALTY AND RIGHT TO PURCHASE INTEREST IN ROYALTY

15.1	The Optionee will pay to the Optionor USA the Royalty.

15.2	The Optionors will be responsible for payment of the Underlying Royalty to the Underlying Royalty Holder.

15.3	The Optionee shall make payments to the Royalty Holder (the “Advance Royalty Payments”) as follows:

(a)	$20,000 by April 1, 2013 (which the Royalty Holder acknowledges was paid);

(b)	$10,000 by April 1, 2015;

(c)	$20,000 by April 1, 2016

(d)	$20,000 by April 1, 2017; and

(e)	$50,000 by each successive April 1 until production commences from the Property, at which time all further obligations to pay Advance Royalties Payments will terminate, except for those Advance Royalty Payments, previously unpaid by the Optionee.

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15.4	The Advance Royalty Payments will not be deducted from the Royalty payments otherwise needed to be made under this Agreement.

15.5	The Optionors hereby grant to the Optionee the sole right and option to purchase two percentage points (that is two-thirds) of the Royalty for the price of $1,500,000 per percentage point ($3,000,000 in aggregate), with the right to purchase either one or two percentage points (the “Royalty Purchase Right”).

15.6	The Royalty Purchase Right may be exercised from time to time, but no later than the date of the delivery of the Feasibility Report at which time to Royalty Purchase Right will terminate and be of no further force or effect.

16.	FORCE MAJEURE

16.1	No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

16.2	All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

16.3	A party relying on the provisions of Section 16.1 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

16.4	The extension of time for the observance of conditions or performance of obligations as a result of force majeure shall not relieve the Optionee from:

(a)	its obligations under this Agreement to keep the Property in good standing; and

(b)	any provision indicated to be a firm commitment.

17.	REGISTRATION OF AGREEMENT

17.1	The Optionee represents and warrants that it has not registered against the title to the Property any of the following:

(a)	the Original Option Agreement;

(b)	the Amended and Restated Option Agreement dated November 15, 2012;

(c)	the Amended and Restated Option Agreement dated February 1, 2013;

(d)	the Amended and Restated Option Agreement dated August 26, 2013;

(e)	the Original Supplemental Agreement;

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(f)	the Amended and Restated Supplemental Agreement; or

(g)	a memorandum of any of the above agreements.

17.2	The Optionee covenants that it will not register any of the agreements listed in Section 17.1 or a memorandum of any of them against title to the Property.

17.3	Notwithstanding Section 18, each of the Optionors and the Optionee will have the right at any time to register this Agreement or a memorandum thereof against title to the Property.

18.	CONFIDENTIAL NATURE OF INFORMATION

18.1	The parties agree that all information obtained from the work carried out hereunder and under the operation of this Agreement will be the exclusive property of the parties and will not be used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority having jurisdiction, or with the written consent of both parties, such consent not to be unreasonably withheld. Notwithstanding the foregoing, it is understood and agreed that a party will not be liable to the other party for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

19.	FURTHER ASSURANCES

19.1	The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

20.	ARBITRATION

20.1	Pursuant to Section 7.3, in the event that the Optionors and the Optionee do not agree on the terms of the agreement representing the Joint Venture Agreement, then the provisions of the International Commercial Arbitration Act, RSBC, ch. 233 will apply, the place of arbitration will be Vancouver, British Columbia and the determination of the terms of the Joint Venture Agreement will be referred to a mutually agreeable professional (the "Arbitrator"). In the event that the Optionors and the Optionee cannot mutually agree on the appointment of an Arbitrator within fifteen (15) days of written notice of a disagreement or dispute hereunder, then a single Arbitrator will be appointed by the British Columbia International Commercial Arbitration Centre (“BCICAC”) of Vancouver, B.C., as the appointing authority. The BCICAC will appoint an Arbitrator with a skill set and background reasonably suitable to the nature of the issue or issues to be resolved in the Arbitration. The appointment of any additional Arbitrators will be with the mutual consent and agreement of the Optionors and the Optionee and in the absence of such agreement to appoint additional Arbitrators, a sole Arbitrator will preside over any such Arbitration.

20.2	The Arbitrator will determine the terms of the Joint Venture Agreement (the “Arbitration Matter”) and will ensure that the Joint Venture Agreement contains the terms set out in Schedule “C”. Following such determination, the Optionee and Optionors will execute the Joint Venture Agreement and if they fail to do so, then they will be deemed to have signed such Joint Venture Agreement.

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20.3	The Arbitration Matter will be resolved by arbitration pursuant to the Rules of Procedure established by the BCICAC, and it will be conducted in Vancouver, B.C., or as otherwise may be agreed to as a mutually convenient location for the Optionors and the Optionee.

20.4	The cost of such arbitration will be born solely by the Optionee. The Arbitrator's decision will be binding and final on the Optionors and the Optionee, from which arbitration there will be no appeal.

21.	NOTICE

21.1	Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or the same or by mailing the same by prepaid registered or certified mail in each case to the addresses set out on page 1 of this Agreement and any notice to the Optionors must also be made to the lawyers for the Optionors as directed in writing by the Optionors

21.2	Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

21.3	Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

22.	HEADINGS

22.1	The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

23.	DEFAULT

23.1	Subject to Section 16 and Section 23.2, if any party (a "Defaulting Party") is in default of any requirement herein set forth, the party affected by such default will give written notice to the Defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has cured the default by the appropriate performance and if the Defaulting Party fails within such period to cure any such default, the affected party will be entitled to seek any remedy it may have on account of such default.

23.2	Section 23.1 will not:

(a)	relieve the Optionee from any obligation to keep the Property in good standing;

(b)	apply to any term of this Agreement which is stated to be a firm commitment or which is deemed to be a firm commitment; or

(c)	apply to Section 5.1.

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24.	CURRENCY AND PAYMENTS

24.1	All references to money amounts hereunder will be in funds of the United States except where otherwise designated.

24.2	All Shares to be delivered to the Optionors or either of them are to be delivered to the Canadian legal counsel for Optionor Canada and Optionor Canada covenants to provide the name and address of such legal counsel no later than the signing of this Agreement.

24.3	All payment of money hereunder, including that defined as cash are to be paid by way of wire transfer to the trust account of the Canadian legal counsel for Optionor Canada and the Optionor Canada covenants to provide such wiring coordinates no later than the signing of this Agreement.

25.	ENUREMENT

25.1	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

26.	GOVERNING LAW

26.1	This Agreement will be construed in accordance with and governed by the laws in force in British Columbia.

26.2	Subject to Section 20, the courts of British Columbia will have exclusive jurisdiction to hear and determine all disputes arising hereunder.

26.3	This Section 26 will not be construed:

(a)	to affect the rights of a Party to enforce a judgment or award outside British Columbia, including the right to record or enforce a judgment or award in a jurisdiction in which the Property is situated;

(b)	to supersede the laws of Nevada applicable to the Property and the rights and obligations of a holder of mineral rights thereunder.

27.	ENTIRE AGREEMENT

27.1	Subject to Section 27.2, this Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, including memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein, including, without restriction, the Original Option Agreement and the Amended and Restated Option Agreement dated November 15, 2012, the Amended and Restated Option Agreement dated February 1, 2013 and the Amended and Restated Option Agreement dated August 26, 2013.

27.2	For further certainty, this Agreement supersedes and replaces the Original Supplemental Agreement and the Amended and Restated Supplemental Agreement, which are now of no further force and effect.

27.	AMENDMENT

27.1	This Agreement may be amended only by an agreement signed by all parties to this Agreement.

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28.	SURVIVAL

28.1	All terms of this Agreement will survive the exercise or termination of the Option, unless expressly indicated otherwise.

28.	SEVERABILITY

28.1	Each of the provisions of this Agreement shall be separate and distinct and, if any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

29.	TIME OF ESSENCE

29.1	Subject to Section 16 and 23, time will be of the essence in this Agreement.

30.	EXECUTION OF AGREEMENT

30.1	This Agreement may be signed in counterpart and delivered electronically.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

AHL HOLDINGS LTD.		GOLDEN SANDS EXPLORATION INC.

Per:	/s/ James Alexander Lenec	Per:	/s/ James Alexander Lenec
	James Alexander Lenec, President		James Alexander Lenec, President

NORTHERN MINERALS & EXPLORATION LTD.

Per:	/s/ Howard Siegel
Howard Siegel, President

SCHEDULE “A”

This is SCHEDULE "A" to the Option Agreement dated for reference September 14, 2012, as last amended and restated on July 30, 2014 between AHL Holdings Ltd. and Golden Sands Exploration Inc., as Optionors, and Northern Minerals & Exploration Ltd., as Optionee

The Claims

Claim Name	BLM Serial No.	Registered Owner (1)	Location Date
WM #1	733156	AHL	01/04/1996
WM #2	405978	AHL	04/11/1987
WM #3	733157	AHL	01/04/1996
WM #4	405980	AHL	04/11/1987
WM #5	733158	AHL	01/04/1996
WM #6	405982	AHL	04/11/1987
WM #8	405983	AHL	04/11/1987
WM #10	405984	AHL	04/11/1987
Golden West #6	733140	AHL	01/02/1996
Golden West #7	733141	AHL	01/02/1996
Golden West #8	733142	AHL	01/02/1996
Golden West #9	733143	AHL	01/02/1996
Golden West #10	733144	AHL	01/02/1996
Golden West #11	733145	AHL	01/02/1996
Golden West #12	733146	AHL	01/02/1996
Golden West #13	733147	AHL	01/02/1996
Golden West #14	733148	AHL	01/03/1996
Golden West #15	733149	AHL	01/03/1996
Golden West #16	733150	AHL	01/03/1996
Golden West #17	733151	AHL	01/03/1996
Golden West #18	733152	AHL	01/03/1996
Golden West #19	733153	AHL	01/03/1996
Amended Golden West Frac A	733154	AHL	01/03/1996
Amended Golden West Frac B	733155	AHL	01/03/1996
WM 206	917492	AHL	11/19/2005
WM 207	917493	AHL	11/19/2005
WM 208	917494	AHL	11/19/2005
T&C #1	479032	AHL	05/08/1988
T&C #2	479033	AHL	05/08/1998
T&C #3	479034	AHL	05/08/1998
TJ #12	155540	AHL	04/02/1980
TJ #14	733159	AHL	01/04/1996
TJ #15	733160	AHL	01/04/1996
TJ #16	155544	AHL	04/04/1980
TJ #17	155545	AHL	04/04/1980
TJ #18	155546	AHL	04/04/1980
TJ #19	155547	AHL	04/02/1980
TJ #29	155557	AHL	04/04/1980
TJ #30	155558	AHL	04/17/1980
TJ #34	155562	AHL	04/17/1980

Claim Name	BLM Serial No.	Registered Owner (1)	Location Date
WM 101	NMC887954	AHL	11/10/2004
WM 102	NMC887955	AHL	11/10/2004
WM 103	NMC887956	AHL	11/10/2004
WM 104	NMC887957	AHL	11/10/2004
WM 105	NMC887958	AHL	11/10/2004
WM 106	NMC887959	AHL	11/10/2004
WM 107	NMC887960	AHL	11/10/2004
WM 108	NMC887961	AHL	11/10/2004
WM 109	NMC887962	AHL	11/10/2004
WM 110	NMC887963	AHL	11/10/2004
WM 111	NMC887964	AHL	11/10/2004
WM 112	NMC887965	AHL	11/10/2004
WM 113	NMC887966	AHL	11/10/2004
WM 114	NMC887967	AHL	11/10/2004
WM 115	NMC887968	AHL	11/10/2004
WM 116	NMC887969	AHL	11/10/2004
WM 117	NMC887970	AHL	11/10/2004
WM 118	NMC887971	AHL	11/10/2004
WM 119	NMC887972	AHL	11/10/2004
WM 120	NMC887973	AHL	11/10/2004
WM 121	NMC887974	AHL	11/13/2004
WM 122	NMC887975	AHL	11/10/2004
WM 123	NMC887976	AHL	11/10/2004
WM 124	NMC887977	AHL	11/10/2004
WM 125	NMC887978	AHL	11/10/2004
WM 126	NMC887979	AHL	12/10/2004
WM 127	NMC887980	AHL	12/10/2004
WM 128	NMC887981	AHL	12/10/2004
WM 129	NMC887982	AHL	12/10/2004
WM 130	NMC887983	AHL	12/10/2004
WM 131	NMC887984	AHL	12/10/2004
WM 132	NMC887985	AHL	12/10/2004
WM 133	NMC887986	AHL	12/10/2004
WM 134	NMC887987	AHL	12/10/2004
WM 135	NMC887988	AHL	12/10/2004
WM 136	NMC894073	AHL	2/2/2005
WM 137	NMC894074	AHL	2/2/2005
WM 138	NMC894075	AHL	2/2/2005
WM 139	NMC894076	AHL	2/2/2005
WM 140	NMC894077	AHL	2/2/2005
WM 141	NMC894078	AHL	2/2/2005
WM 142	NMC894079	AHL	2/2/2005
WM 143	NMC894080	AHL	2/2/2005
WM 144	NMC894081	AHL	2/2/2005
WM 145	NMC894082	AHL	2/2/2005
WM 146	NMC894083	AHL	2/2/2005
WM 147	NMC894084	AHL	2/2/2005

Claim Name	BLM Serial No.	Registered Owner (1)	Location Date
WM 148	NMC894085	AHL	2/2/2005
WM 149	NMC894086	AHL	2/2/2005
WM 150	NMC894087	AHL	2/2/2005
WM 151	NMC894088	AHL	2/2/2005
WM 152	NMC894089	AHL	2/2/2005
WM 153	NMC894090	AHL	2/2/2005
WM 154	NMC894091	AHL	2/2/2005
WM 155	NMC894092	AHL	2/2/2005
WM 156	NMC894093	AHL	2/2/2005
WM 157	NMC894094	AHL	2/2/2005
WM 158	NMC894095	AHL	2/2/2005
WM 159	NMC894096	AHL	2/2/2005
WM 160	NMC894097	AHL	2/2/2005
WM 161	NMC894098	AHL	2/2/2005
WM 162	NMC894099	AHL	2/2/2005
WM 163	NMC894100	AHL	2/2/2005
WM 164	NMC894101	AHL	2/2/2005
WM 165	NMC894102	AHL	2/2/2005
WM 166	NMC894103	AHL	2/2/2005
WM 167	NMC894104	AHL	2/2/2005
WM 168	NMC894105	AHL	2/2/2005
WM 169	NMC894106	AHL	2/2/2005
WM 170	NMC894107	AHL	2/3/2005
WM 171	NMC894108	AHL	2/3/2005
WM 172	NMC894109	AHL	2/3/2005
WM 173	NMC894110	AHL	2/3/2005
WM 174	NMC894111	AHL	2/3/2005
WM 175	NMC894112	AHL	2/3/2005
WM 176	NMC894113	AHL	2/3/2005
WM 177	NMC894114	AHL	2/3/2005
WM 178	NMC894115	AHL	2/3/2005
WM 179	NMC894116	AHL	2/3/2005
WM 180	NMC894117	AHL	2/3/2005
WM 181	NMC894118	AHL	2/3/2005
WM 182	NMC894119	AHL	2/3/2005
WM 183	NMC894120	AHL	2/3/2005
WM 184	NMC894121	AHL	2/3/2005
WM 185	NMC894122	AHL	2/3/2005
WM 186	NMC894123	AHL	2/3/2005
WM 187	NMC894124	AHL	2/3/2005
WM 188	NMC894125	AHL	2/3/2005
WM 189	NMC894126	AHL	2/3/2005
WM 190	NMC894127	AHL	2/3/2005
WM 191	NMC894128	AHL	2/3/2005
WM 192	NMC894129	AHL	2/3/2005
WM 193	NMC894130	AHL	2/3/2005
WM 194	NMC894131	AHL	2/3/2005
WM 195	NMC894132	AHL	2/3/2005

Claim Name	BLM Serial No.	Registered Owner (1)	Location Date
WM 196	NMC894133	AHL	2/3/2005
WM 197	NMC894134	AHL	2/3/2005
WM 198	NMC894135	AHL	2/3/2005
WM 199	NMC894136	AHL	2/3/2005
WM 200	NMC894137	AHL	2/3/2005
WM 217	NMC998440	AHL	10/7/2008
WM 218	NMC998441	AHL	10/7/2008
WM 219	NMC998442	AHL	10/7/2008
WM 220	NMC998443	AHL	10/7/2008
WM 225	NMC998444	AHL	10/7/2008
WM 226	NMC998445	AHL	10/7/2008
WM 227	NMC998446	AHL	10/7/2008
WM 228	NMC998447	AHL	10/7/2008
WM 240	NMC908933	AHL	9/1/2005
WM 241	NMC908934	AHL	9/1/2005
WM 242	NMC908935	AHL	9/1/2005
WM 243	NMC908936	AHL	9/1/2005
WM 255	NMC908948	AHL	9/1/2005
WM 256	NMC908949	AHL	9/1/2005
WM 257	NMC908950	AHL	9/1/2005
WM 258	NMC908951	AHL	9/1/2005
WM 259	NMC908952	AHL	9/1/2005
WM 272	NMC908965	AHL	9/1/2005
WM 273	NMC908966	AHL	9/1/2005
WM 274	NMC908967	AHL	9/1/2005
WM 275	NMC908968	AHL	9/1/2005
WM 288	NMC908981	AHL	9/1/2005
WM 289	NMC908982	AHL	9/1/2005
WM 294	NMC908987	AHL	9/1/2005
WM 295	NMC908988	AHL	9/1/2005
WM 296	NMC908989	AHL	9/1/2005
WM 297	NMC908990	AHL	9/1/2005
WM 298	NMC908991	AHL	9/1/2005
WM 299	NMC908992	AHL	9/1/2005
WM 300	NMC908993	AHL	9/1/2005
WM 301	NMC908994	AHL	9/1/2005
WM 302	NMC908995	AHL	9/1/2005
WM 303	NMC908996	AHL	9/1/2005
WM 304	NMC908997	AHL	9/1/2005
WM 305	NMC908998	AHL	9/1/2005
WM 306	NMC908999	AHL	9/1/2005
WM 307	NMC909000	AHL	9/1/2005
WM 308	NMC909001	AHL	9/1/2005
WM 309	NMC909002	AHL	9/1/2005
WM 320	NMC909013	AHL	9/1/2005
WM 321	NMC909014	AHL	9/1/2005
WM 322	NMC909015	AHL	9/1/2005
WM 401	NMC1021078	AHL	2/9/2010

Claim Name	BLM Serial No.	Registered Owner (1)	Location Date
WM 402	NMC1021079	AHL	2/9/2010
WM 403	NMC1021080	AHL	2/9/2010
WM 404	NMC1021081	AHL	2/9/2010
WM 405	NMC1021082	AHL	2/9/2010
WM 406	NMC1021083	AHL	2/9/2010
WM 407	NMC1021084	AHL	2/9/2010
WM 408	NMC1021085	AHL	2/9/2010
WM 409	NMC1021086	AHL	2/9/2010
WM 410	NMC1021087	AHL	2/9/2010
WM 411	NMC1021088	AHL	2/9/2010
WM 412	NMC1021089	AHL	2/9/2010
WM 413	NMC1021090	AHL	2/9/2010
WM 414	NMC1021091	AHL	2/9/2010
WM 421	NMC1063842	AHL	11/7/2011
WM 422	NMC1063843	AHL	11/7/2011
WM 423	NMC1063844	AHL	11/7/2011
WM 430	NMC1063845	AHL	11/7/2011
WM 431	NMC1063846	AHL	11/7/2011
WM 432	NMC1063847	AHL	11/7/2011
WM 439	NMC1063848	AHL	11/7/2011
WM 440	NMC1063849	AHL	11/7/2011
WM 441	NMC1063850	AHL	11/7/2011
WM 448	NMC1063851	AHL	11/7/2011
WM 449	NMC1063852	AHL	11/7/2011
WM 450	NMC1063853	AHL	11/7/2011

(1) AHL means AHL Holdings Ltd.

SCHEDULE “B”

This is SCHEDULE "B" to the Option Agreement dated for reference September 14, 2012, as last amended and restated on July 30, 2014 between AHL Holdings Ltd. and Golden Sands Exploration Inc., as Optionors, and Northern Minerals & Exploration Ltd., as Optionee

ROYALTY

The Royalty is a 3% royalty required to be paid under the Option Agreement to which this Schedule “B” forms a schedule and is calculated and paid by Payor (as defined below) to the Royalty Holder (as defined below) in accordance with the following provisions:

1.	Definitions

Unless otherwise set forth below, all capitalized terms used in this Schedule shall have the meaning ascribed to them in the Agreement.

(a)	“Agreement” means the agreement to which this Schedule is attached.

(b)	“Allowable Deductions” has that meaning set out in Section 3.

(c)	“Calendar Quarter” means each three-month period ending March 31st, June 30th, September 30th and December 31st of each calendar year.

(d)	“Commercial Production” means production from the Property for a period of at least 45 consecutive days at which at least 85% of the rated capacity of the processing mill, as recommended in the Feasibility Study, has been fully met;

(e)	“Mineral Content” includes all diamonds and other valuable gem stones and all marketable ores, metals and minerals contained in Subject Ore as separately estimated by the Payor using head grade or assays taken prior to entering mill or heap leach facilities, mill or heap leach operation recovery levels, and adjustments at the refinery or other processing facilities, as key components in the calculation of Mineral Content.

(f)	“Mineral Price Quotation” for a Product means the final sale price as quoted for the Product on the London Metals Exchange, as published in Metals Week or a similar publication. If publication of the final quotation on the London Metals Exchange shall be discontinued, the parties shall select a comparable commodity quotation for purposes of calculating the Net Returns. If such selection has not been completed prior to the end of the calendar month following the month in which the quotation is discontinued, the average quotation for the calendar month in which the quotation is discontinued shall be used on an interim basis pending such selection.

(g)	“Net Returns” for a Calendar Quarter in respect of all of the Products means the Returns less the Allowable Deductions.

(h)	“Payor” means the Party who produces and sells Products from the Property from which the Royalty Holder is entitled to a Royalty as provided in the Agreement, it being agreed that as of the date of the Agreement, the Payor is Northern Minerals & Exploration Ltd.

(i)	“Products” means all Subject Ores produced from the Property and prepared for saleIMAGE OMITTED under the Agreement.

(j)	“Property” shall mean the Property, as that term is defined in the Agreement and all real property located within the Property, as that term is defined in the Agreement and shall include.

(k)	“Returns” for a Calendar Quarter in respect of all of the Products means, for each of the Products, the average Mineral Price Quotation for the Product for a Calendar Quarter multiplied by the total number of appropriate units of measurement of the Product beneficiated by the Payor or credited by the smelter, refiner or other bona fide purchaser to the Payor during that Calendar Quarter.

(l)	“Royalty Holder” means the party or its successors or assigns that becomes entitled to a Royalty, as provided in the Agreement, it being agreed that as of the date of the Agreement, the Royalty Holder is AHL Holdings Ltd.

(m)	“Subject Ore” means all ore mined by the Payor from the Property and, for further certainty, includes diamonds and other valuable gem stones.

2.	Reservation Of Royalty

The Payor shall pay and the Royalty Holder shall be entitled to receive as the royalty, 3.0% of Net Returns.

3.	Deductions From Returns

In calculating the royalty, the Payor shall be entitled to deduct from Returns the following costs, to the extent incurred and borne by the Payor (the “Allowable Deductions”):

(a)	all smelting, minting, refining and processing costs, and treatment charges and penalties at the smelter, refinery or other processing facility including, but without being limited to, metal losses and penalties for impurities;

(b)	all costs of transporting the Products from the Property to a smelter, mint, refinery or processing facility, including, without restricting the generality of the foregoing, any and all costs of insurance in respect thereto;

(c)	all sampling, assaying and representation charges in connection with sampling and assaying carried out after the Products have left the Property; and

(d)	taxes levied by any government on the value of Products produced or sold, but excluding income taxes if such charges are actual costs payable out of the proceeds received from a bona fide purchaser or are shown as deductions therefrom.

4.	General Provisions

(a)	Arm’s Length Provision

If smelting, refining or other processing is carried out in facilities owned or controlled by the Payor, charges, costs and penalties for such operations, including transportation, shall mean the amount that the Payor would have incurred if such operations were carried out at facilities not owned or controlled by the Payor then offering similar custom services for comparable products on prevailing terms.

(b)	Stockpiling and Commingling

The Payor may stockpile and commingle Subject Ore, concentrates or other products mined and removed from the Property with ores, concentrates or other products not mined from the Property; provided however, that the Payor shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling. In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, the Payor may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Royalty Holder.

(c)	Tailings and Waste

All tailings or waste material shall be the property of the Payor and the Payor shall have no obligation to process or extract substances therefrom. If the Payor elects to extract Mineral Content of value therefrom and utilizes or sells the same, the Royalty Holder shall receive the royalty provided under section 2 hereof in respect of such Products. If the Payor commingles the tailings or waste material produced from the Property with tailings and waste material not produced from the Property, the Payor shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling and the royalty payments, if any, shall be based upon the recoverable pro rata portion of the minerals in the tailings or waste material derived from the Property. Payment of the Royalty, provisional payments, adjustments and annual final reports will be made in accordance with Section 4(d), (e), (f) and (g). The records and provision for audit to resolve objections will be in accordance with Section 4(k).

(d)	Payment of the Royalty

All royalty or provisional royalty payments will be payable on or before the 30th day following each Calendar Quarter. Each such quarterly payment to the Royalty Holder shall be accompanied by a statement in reasonable detail showing the calculation of the payment. Each such quarterly payment shall be subject to adjustment as provided below in the next quarterly payment or when the final report for the year is issued as specified below.

(e)	Provisional Payments

If any royalty becomes due and payable to the Royalty Holder prior to the Payor’s final estimates of the total amount payable, then the Payor shall pay the Royalty Holder a provisional royalty payment using the Payor’s then current estimates of the amount payable for Products produced during the Calendar Quarter.

(f)	Adjustments

The following adjustments shall be taken into account in determining the royalty or provisional royalty payments and shall be specified in a statement which will accompany each payment:

(i)	Any adjustments to charges, costs, deductions or expenses imposed upon or given to the Payor but not taken into account in determining previous royalty payments;

(ii)	Any adjustments in the number of appropriate units of measurement of Products, beneficiated by the Payor, or previously credited to the Payor by a smelter, refiner or bona fide purchaser of Products shipped or sold by the Payor;

(iii)	Any adjustments in Mineral Content and average percentage recovery; and

(iv)	Any payments that have not otherwise been credited against previous royalty payments.

(g)	Annual Final Report

Within 90 days after the end of each calendar year, the Payor shall deliver or cause to be delivered to the Royalty Holder a final report for the year certified as being accurate by the Chief Financial Officer of the Payor and such other responsible officer of the Payor showing in reasonable detail the calculation of the royalty due the Royalty Holder for the prior year and all adjustments to the quarterly or other periodic reports and payments for the year. With such final report, the Payor shall, if applicable, make such additional royalty payment as is required by the report. If such report indicates that the Royalty Holder has received more than it should have been paid in respect of the royalty due to the Royalty Holder, then the excess shall be deducted from the next payment obligation owed pursuant to the provisions of this Schedule or, in the event of a temporary or permanent cessation of production, the Royalty Holder shall repay the excess within 15 days of the annual report.

(h)	Assignment by Payor

Any sale, transfer assignment or disposition of the Property or any portion thereof, as the case may be, by the Payor may be effected only in accordance with the terms of the Agreement.

(i)	Abandonment by Payor

Any abandonment of the Property or any portion thereof, as the case may be, by the Payor, may be effected only in accordance with the terms of the Agreement.

(j)	Assignment by Royalty Holder

Notwithstanding anything to the contrary herein contained, if any part of the right to receive the Royalty is assigned by the Royalty Holder, it shall be a condition of such assignment that the assignee agrees with the Payor and all other parties entitled to receive any part of the Royalty as follows:

(i)	the amount of any royalty payable hereunder shall be settled only with the Royalty Holder or an authorized nominee (herein collectively called the “Nominee”) as designated by notice to the Payor (such notice to be executed by all parties entitled to receive any part of the Royalty), and such settlement shall be final and binding upon all interested parties and the Payor shall not be required to make any accounting to any person save such Nominee;

(ii)	payment of the royalty shall be made only to or to the order of the Nominee “In Trust” and such payment shall constitute a full and complete discharge to the Payor and it shall have no obligation to see to the distribution of any such payment;

(iii)	the Payor may settle disputes arising hereunder with the Nominee and such settlement shall be final and binding upon all interested parties;

(iv)	the Payor may rely upon any direction, advice or authorization signed by the Nominee and may act thereon as if the same was signed by all interested parties; and

(v)	the Payor shall not be required to deal with any person except the Nominee. Each interested party shall exercise all of their respective rights only through the Nominee and shall require each of their respective assignees to agree in writing to be bound by the provisions hereof.

(k)	Records and Provision for Audit to Resolve Objections

All books and records used by the Payor to calculate the royalty due hereunder shall be kept in accordance with generally accepted accounting principles varied only by the specific provisions hereof. The Payor shall maintain up-to-date and complete records of the production of all Mineral Products. If treatment or smelting of Mineral Products is performed off the Property, accounts records, statements and returns relating to such treatment and smelting arrangements shall be maintained by the Payor. The Royalty Holder shall have the right at all reasonable times during normal business hours to inspect such accounts, records, statements and returns and make copies thereof at its own expense for the sole purpose of verifying the amount of the royalty.

All payments of the royalty made pursuant to the final report that is to be issued within 90 days of the end of each calendar year shall be considered final and in full satisfaction of all obligations of the Payor with respect thereto, unless the Royalty Holder gives the Payor written notice describing and setting forth a specific objection to the calculation thereof within 90 days after receipt by the Royalty Holder of the annual final report herein provided in Section 4(v). If the Royalty Holder objects to a particular quarterly statement delivered hereunder, the Royalty Holder shall, for a period of 90 days after the Payor’s receipt of notice of such objection, have the right, upon reasonable notice and at a reasonable time, to have the royalty payment in question audited by a firm of chartered accountants acceptable to the Royalty Holder and to the Payor (and if they cannot agree on a firm, by a firm of chartered accountants selected by the auditors of the Royalty Holder). If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder such deficiency or excess shall be resolved by adjusting the next quarterly payment due hereunder. The Royalty Holder shall pay all costs of such audit unless a deficiency of 5% or more of the amount due for the year under audit or $30,000, whichever is greater, is determined to exist. The Payor shall pay the costs of such audit if a deficiency of 5% or more of the amount due for the year under audit or $30,000, whichever is greater, is determined to exist. Failure on the part of the Royalty Holder to make claim on the Payor for adjustment in such 90-day period shall establish the correctness of the final report and preclude the filing of exceptions thereto or making of claims for adjustment thereon.

(l)	Royalty Running With the Property

The royalty created herein shall be a real property interest in all portions of the Property to which the royalty applies sufficient to secure the royalty payments herein provided for; provided, however, that the Royalty Holder will execute and deliver all instruments and assist in their recording necessary or desirable for the Payor to obtain construction and/or production financing for the Mine and Plant processing Products and to postpone and subordinate such royalty on Products to the liens, charges and repayment schedules required by all lenders for such construction and/or production financing of the Payor. Should repayments to any such lenders cause any royalty payment hereunder not to be paid or to be delayed before payment, then all such unpaid or delayed payment shall be paid out of the next available revenues from Products together with interest at the Prime Rate plus 3%.

Schedule “C”

This is SCHEDULE "C" to the Option Agreement dated for reference September 14, 2012, as amended and restated on July 30, 2014 between AHL Holdings Ltd. and Golden Sands Exploration Inc., as Optionors, and Northern Minerals & Exploration Ltd., as Optionee

MATERIAL TERMS OF THE JOINT VENTURE AGREEMENT

The Joint Venture Agreement will contain the following minimum terms together with such other terms and conditions as the respective counsel for the parties may reasonably request in order that the affairs of the Optionors and the Optionee (the "Participants") in respect of the Property may be reasonably carried out as a joint venture operation (the “Joint Venture”):

1.	On the date that the Optionee has both (a) exercised the Option (the “Exercise”) and (b) provided the Semi-Carried Financing (the “Joint Venture Commencement Date”), the Optionee will hold a 80% participating interest (“Participating Interest”) and the Optionors will hold a 20% Participating Interest in the Joint Venture.

2.	The objectives of the Joint Venture will be to place the Property or some part thereof into commercial production.

3.	The affairs of the Joint Venture will be governed by the direction and control of a management committee (the "Management Committee") to be composed of one representative and one alternate from each of the Participants, with decisions of the Management Committee to be determined by a majority of the percentage interests in the Property as voted by the representatives, except that if there is a deadlock, the deciding vote will be cast by the Operator.

4.	Any decision to place the Property into Commercial Production is to be based on a Feasibility Report approved by the Management Committee.

5.	The Optionee will initially act as the Operator of the Joint Venture, subject to the budget and programmes which when duly approved by the parties under the Joint Venture shall be an “Approved Programme and Budget” as determined by the Management Committee and will have such other powers and duties as required to carry out that function.

6.	All operations under the Joint Venture will be financed by funds from a financing arranged solely by the Optionee (the “Semi-Carried Financing”) and provided to each of the Optionee and the Optionors, in proportion to their joint venture ownership of an amount sufficient to fully finance both the Optionee and the Optionors for:

(a)	all costs of any bonding;

(b)	all the costs involved in putting a mine into production on the Property in a method and manner in full compliance with the Feasibility Report;

(c)	all of the costs associated with the continued operation of the mine; and

(d)	all costs associated with the shutting down of such mine, including all environmental, reclamation and cleanup costs.

The Semi-Carried Financing is to be provided at the most attractive interest rate offered by the Bank of Montreal for its most credit worthy commercial clients. Such financing is to be repaid by the Optionors and the Optionee from the sale of ore from the Property on the basis that 80% of all revenue of each will be paid first to repay the financing with the balance of 20% of the revenue of each being paid to and shared between the Optionors and the Optionee in proportion with their Joint Venture interests until such financing has been re-paid in full, following which the revenue from the mine will be shared between the Optionors and the Optionee in proportion with their Joint Venture interests.

7.	The interests of the Participants will not be subject to a dilution clause.

8.	The Operator will be paid a fee as follows:

(a)	following formation of a Joint Venture between the Participants but prior to the Commencement of Commercial Production, 3% of all exploration expenditures except in the case of exploration expenditures under a single contract in excess of $300,000 in which case the fee will be 2% of those expenditures; and

(b)	after the commencement of Commercial Production, 2% of all development and production expenditures except in the case of development and production expenditures under a single contract in excess of $100,000 in which case the fee will be 1.5% of such development and production expenditures.

9.	The joint operations under the Joint Venture will commence automatically on the Joint Venture Commencement Date, whether or not a formal joint venture agreement has been entered into. The Management Committee will hold its first joint venture meeting within 60 days of the Joint Venture Commencement Date, and the parties agree to have a formal joint venture agreement finalized within 90 days of the Joint Venture Commencement Date.

10.	A Participant is entitled to receive, in kind, its share of any minerals produced from a mine on the property and to separately dispose of the same in proportion to its Participating Interest, subject to paying its share of the cost of production.

11.	Each Participant will have a right of first refusal for sixty days in respect of the other Participant wishing to dispose all or a part of its Participating Interest in the Joint Venture.

12.	The proceeds available for payout from the Joint Venture will be paid as follows:

(a)	80% of the proceeds will be paid to discharge the Semi-Carried Financing and the remaining 20% will be paid 80% to the Optionee and 20% to the Optionors; and

(b)	after the Semi-Carried Financing has been paid, 80% of the proceeds will be paid to the Optionee and 20% will be paid to the Optionors.

13.	The Optionee will cause the mine to be brought into Commercial Production within two years of the Joint Venture Commencement Date and will cause that Commercial Production to continue for at least two years, failing which all of the Participating Interest of the Optionee will be transferred to the Optionors and the title to the Property and all things comprising the mine and mine operations including equipment, machinery, buildings and structures, whether chattels, realty or other, will be transferred to the Optionor USA and the Optionee will deliver to the Optionors:

(a)	a Quit Claim Deed in a form reasonably acceptable to the Optionors which the Optionor USA may record against the Property; and

(b)	any other document reasonably required by the Optionors to evidence the transfer of title to the Optionor USA all things comprising the Property, the mine and the mining operation.